EXHIBIT 1



                              CAFE LA FRANCE, INC.

                                1,150,000 SHARES
                                 OF COMMON STOCK
                                       AND
                          1,150,000 REDEEMABLE WARRANTS


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                          , 1997
Schneider Securities, Inc.
1120 Lincoln Street
Denver, Colorado  80203

DEAR SIRS:

    Cafe La France, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), 1,150,000 shares of common stock of the Company and 1,150,000 redeemable warrants (the "Securities"). The Company hereby confirms the agreement made by it with respect to the purchase of the Securities by the Underwriter, which Securities are more fully described in the Registration Statement referred to below. Schneider Securities, Inc. is referred to herein as the "Underwriter" or the "Representative."

    You have advised the Company that the Underwriters desire to act on a firm commitment basis to purchase the Securities from the Company and to publicly offer and sell the Securities and that you are authorized to execute this Agreement. The Company confirms the agreement made by it with respect to the relationship with the Underwriters as follows:

1. Filing of Registration Statement with S.E.C. and Definitions. A Registration Statement and Prospectus on Form SB-2 (File No.333-__________) with respect to the Securities has been carefully and accurately prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (the "Rules and Regulations") thereunder or under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been filed with the Securities and Exchange Commission (the "Commission") and such other states that the Underwriter deems necessary in its discretion to so file to permit a public offering and trading thereunder. Such registration statement, including the prospectus, Part II, and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430 A of the Rules and Regulations with any changes contained in any prospectus filed with the commission by the Company with the Underwriters consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus."

2.       Discount, Delivery, and Sale of the Securities

    (a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, and agreements herein contained, the Company agrees to sell to, and the Underwriters agree to buy from the Company at a purchase price of $ per Share and at $ per Redeemable Warrant before any underwriter expense allowance, an aggregate of 1,150,000 shares of Common Stock, and 1,150,000 Redeemable Warrants on a firm commitment basis the "Initial Securities".








    It is understood that the Underwriters propose to sell the Securities to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

       (b) Delivery of the Securities against payment of the purchase price therefor by certified or official bank check or checks or wire transfer in next-day funds, payable to the order of the Company shall take place at the offices of the clearing broker for the Underwriter at New York City, within three (3) business days after the Securities are first traded (or such other place as may be designated by agreement between you and the Company) at 11:00 A.M., New York time or such time and date as you and the Company may agree upon in writing, such time and date of payment and delivery for the Securities being herein called the "Initial Closing Date."

    The Company will make the certificates for the shares of Common Stock and Redeemable Warrants to be purchased by the Underwriters hereunder available to the Underwriter for inspection and packaging at least two (2) full business days prior to the Initial Closing Date. The certificates shall be in such names and denominations as the Underwriter may request to the Company in writing at least two (2) full business days prior to any Closing Date.

    (c) In addition, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and agreements herein contained, the Company grants an option to the Underwriters to purchase up to an additional 172,500 shares of Common Stock and/or up to 172,500 additional Warrants ("Option Securities") at the same terms as the Underwriters shall pay for the Initial Securities being sold by the Company pursuant to the provisions of Section 2(a) hereof. This option may be exercised from time to time, for the purpose of covering overallotments, within forty-five (45) days after (i) the effective date of the Registration Statement if the Company has elected not to rely on Rule 430A under the Rules and Regulations or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, upon written notice by the Underwriter setting forth the number of Option Securities as to which the Representative is exercising the option and the time and date at which such certificates are to be delivered. Such time and date shall be determined by the Representative. Nothing herein shall obligate the Representative to make any overallotment.

    (d) Definitive certificates in negotiable form for the Securities to be purchased by the Underwriter hereunder will be delivered at the closing by the Company to the Underwriters against payment of the purchase price by the Underwriters as described in section 2(b) above.

    (e) The information set forth under "Underwriting" in any preliminary prospectus and Prospectus relating to the Securities and the information set forth in the last paragraph on the front cover page, under the last paragraph on page 2 concerning stabilization and over-allotment by the Underwriters, and (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriter to the Company for inclusion therein, and you represent and warrant to the Company that the statements made therein are correct.

    (f) On the Initial Closing Date, the Company shall issue and sell to the Representative, warrants (the "Representative's Warrants") at a purchase price of $.001 per Representative's Warrant, which shall entitle the holders thereof to purchase an aggregate of 115,000 shares of Common Stock and 115,000 Redeemable Warrants. The shares of Common Stock and Redeemable Warrants issuable upon the exercise of the Representative's Warrants are hereafter referred to as the "Representative's Securities" or "Representative's Warrants." The shares of common stock issuable upon exercise of the redeemable warrants are hereinafter referred to collectively as the "Warrant Shares". The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at a price equaling one hundred and forty percent (140%)of the initial public offering price of the Securities. The form and terms of the of Representative's Warrant Certificate shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Representative's Warrants shall be made on the Initial Closing Date.

3.    Representations and Warranties of the Company.

    (a)  The Company represents and warrants to you as follows:


                                       2





       (i) The Company has prepared and filed with the Commission a registration statement, and an amendment or amendments thereto, on Form SB-2 (No. ), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities, the Representative's Warrant and the Warrant Shares (sometimes referred to herein collectively as the "Registered Securities"), under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not file any other amendment thereto to which the Underwriter shall have objected verbally or in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, any schedules, exhibits and all other documents filed as a part thereof or that may be incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph
(b) of Rule 430(A) of the Rules and Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus."

    (ii) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Prospectus or the Registration Statement and no proceeding for an order suspending the effectiveness of the Registration Statement or any of the Company's securities has been instituted or is pending or threatened. Each such Prospectus and/or any supplement thereto has conformed in all material respects with the requirements of the Act and the Rules and Regulations and on its date did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and when the Prospectus becomes legally effective and for twenty-five (25) days subsequent thereto (i) the Prospectus and/or any supplement thereto will contain all statements which are required to be stated therein by the Act and Rules and Regulations, and (ii) the Prospectus and/or any supplement thereto will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that no representations, warranties or agreements are made hereunder as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, the written information furnished to the Company by you as set forth in Section 2(e) above.

    (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Company and the subsidiaries as a whole.

    (iv) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, the Option Securities and the Representative's Securities and to enter into this Agreement, the Representative's Warrant dated as of the initial closing date to be exercised and delivered by the Company to the Representative (the "Representative's Warrant Agreement"), and the Financial Advisory and Investment Banking Agreement dated as of the Initial Closing Date between the Company and the Representative (the "Consulting Agreement"), and to consummate the transactions provided for in such agreements, and each of such agreements has been duly and properly authorized, and on the Initial Closing Date will be duly and properly executed and delivered by the Company. This Agreement constitutes and on the Initial Closing Date each of the Representative's Warrant Agreement and the Consulting Agreement will then constitute valid and binding agreements, enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by federal or state securities laws).

       (v) Except as disclosed in the Prospectus, the Company is not in violation of its respective certificate or articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement,


                                       3




covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party or by which it may be bound or is not in material violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign; and the execution and delivery of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement, and the consummation of the transactions contemplated therein and in the Prospectus and compliance with the terms of each such agreement will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company pursuant to, any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party nor will such action result in the material violation by the Company of any of the provisions of its respective certificate or articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of the Company.

    (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Company will have the adjusted capitalization set forth therein on the Initial Closing Date; all of the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; the holders thereof do not have any rights of rescission with respect therefor and are not subject to personal liability for any obligations of the Company by reason of being stockholders under the laws of the State in which the Company is incorporated; none of such outstanding capital stock is subject to or was issued in violation of any preemptive or similar rights of any stockholder of the Company; and such capital stock (including the Securities, the Option Securities and the Representative's Securities) conforms in all material respects to all statements relating thereto contained in the Prospectus.

    (vii) The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement or as described in the Prospectus. The Securities, the Option Securities and the Representative's Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the respective descriptions thereof contained in the Prospectus; except for payment of the applicable purchase price paid upon exercise of the options or warrants, as the case may be the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities, the Option Securities and the Representative's Securities has been duly and validly taken; and the certificates representing the Securities, the Option Securities and the Representative's Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities, the Option Securities and the Representative's Securities to be sold by the Company hereunder, the Underwriter will acquire good and marketable title to such Securities, Option Securities and Representative's Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under the securities laws.

    (viii) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or which are not materially significant or important in relation to its business or which have been incurred in the ordinary course of business; except as described in the Prospectus all of the leases and subleases under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in material default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's right to the continued possession of the leased or subleased premises or assets under any such lease or sublease; and the Company owns or leases all such properties as are necessary to its operations as now conducted and as contemplated to be conducted, except as otherwise stated in the Prospectus.


                                       4





         (ix) The financial statements, together with related notes, set forth in the Prospectus fairly present the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved but any stub period has not been audited by an independent accounting firm. There has been no material adverse change or material development involving a prospective change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus.

           (x) Subsequent to the respective dates as of which information is given in the Prospectus as it may be amended or supplemented, and except as described in the Prospectus, the Company has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business or entered into any transactions not in the ordinary course of business, which are material to the business of the Company as a whole and there has not been any change in the capital stock of, or any incurrence of long term debts by, the Company or any issuance of options, warrants or rights to purchase the capital stock of the Company or declaration or payment of any dividend on the capital stock of the Company or any material adverse change in the condition (financial or other), net worth or results of operations of the Company as a whole and the Company has not become a party to, any material litigation whether or not in the ordinary course of business.

           (xi) To the knowledge of the Company, there is no pending or threatened, action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Company as a whole or might materially and adversely affect the properties or assets of the Company as a whole nor are there any actions, suits or proceedings against the Company related to environmental matters or related to discrimination on the basis of age, sex, religion or race which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole; and no labor disturbance by the employees of the Company individually exists or is, to the knowledge of the Company, imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole.

          (xii) Except as may be disclosed in the Prospectus, the Company has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

         (xiii) The Company has sufficient licenses, permits, right to use trade or service marks and other governmental authorizations currently required for the conduct of its business as now being conducted and as contemplated to be conducted and the Company is in all material respects complying therewith. Except as set forth in the Prospectus, the expiration of any such licenses, permits, or other governmental authorizations would not materially affect the Company's operations. To its knowledge, none of the activities or businesses of the Company are in material violation of, or cause the Company to materially violate any law, rule, regulations, or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality.

         (xiv) The Company has not at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or allowed by applicable law.

         (xv) Except as set forth in the Prospectus the Company knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing for which the Company or the Underwriters may be responsible, or which may affect the Underwriter's compensation as determined by the


                                       5





National Association of Securities Dealers, Inc. ("NASD") except as otherwise disclosed in the Prospectus or known by the Underwriters.

         (xvi) The Company has its property adequately insured against loss or damage by fire and maintains such other insurance as is customarily maintained by companies in the same or similar business.

             The Representative's Warrants herein described are duly and validly authorized and upon delivery to the Representative in accordance herewith will be duly issued and legal, valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by equitable principles, and except as the enforcement of indemnification provisions may be limited by federal or state securities laws.

         (xvii) The Representative's Securities issuable upon exercise of any of the Representative's Warrants have been duly authorized, and when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

         (xviii) Except as set forth in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

         (xix) To the best of the Company's knowledge it has generally enjoyed a satisfactory employer-employee relationship with its employees and, to the best of its knowledge, is in substantial compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the best of the Company's knowledge, there are no pending investigations involving the Company, by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. To the best of the Company's knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or to its knowledge involving the Company, or any predecessor entity, and none has ever occurred. To the best of the Company's knowledge, no representation question is pending respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. To the best of the Company's knowledge, no grievance or arbitration proceeding is pending or to its knowledge threatened under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company is pending, or, to its knowledge is imminent; and the Company is not aware of any pending or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which may result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company.

         (xx) Except as may be set forth in the Registration Statement, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the "Code"), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401 (a), stating that such ERISA Plan and


                                       6





the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

         (xxi) None of the Company, or any of its employees, directors, stockholders, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, Option Securities, Representative's Securities or otherwise.

         (xxii) None of the patents, patent applications, trademarks, service marks, trade names, copyrights, and licenses and rights to the foregoing presently owned or held by the Company, are in dispute or, to the best knowledge of the Company's management are in any conflict with the right of any other person or entity. The Company (i) except as disclosed in the Prospectus owns or has the right to use, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and except as set forth in the Prospectus or otherwise disclosed to the Underwriter in writing, to the best knowledge of the Company's management is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

         (xxiii) Except as disclosed in the Prospectus the Company owns and has adequate right to use to the best knowledge of the Company's management all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others. The Company has valid and binding confidentiality agreements with all of its officers, covering its intellectual property (subject to the equitable powers of any court), which agreements have remaining terms of at least two years from the effective date of the Registration Statement except where the failure to have such agreements would not materially and adversely effect the Company's business taken as a whole. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

         (xxiv) KPMG Peat Marwick LLP whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

         (xxv) Except in connection with acquisitions or pursuant to warrants and options outstanding immediately prior to the closing, the Company has agreed to execute and the Company has also caused to be duly executed, agreements pursuant to which each of the Company's officers and directors and shareholders and any person or entity deemed to be an affiliate of the Company pursuant to the Rules and Regulations has agreed not to, directly or indirectly, sell, assign, transfer, or otherwise dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) for a period of not less than thirteen (13) months following such effective date without the prior written approval of the Representative and if such approval is granted, then to be extended on a pro-rata basis to all other restricted shareholders. The Company will cause the Transfer Agent, as defined below, to mark an appropriate legend on the face of stock certificates restricting the transfer of all of such securities and to place "stop transfer" orders on the Company's stock ledgers.

         (xxvi) The Registered Securities have been approved for listing on the NASDAQ Small Cap Market.


                                       7





         (xxvii) Except as set forth in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no officer or director of the Company, holder of 5% or more of securities of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or
(ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions" or disclosed in writing to the Underwriter (which writing specifically refers to this Section) there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

    (xxviii) Any certificate signed by any officer of the Company, and delivered to the Underwriter or to the Underwriter's counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

    (xxix) Each of the minute books of the Company has been made available to the Underwriter and contains a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

    (xxx) As of the Initial Closing Date, the Company will enter into the Consulting Agreement substantially in the form filed as an Exhibit to the Registration Statement with respect to the furnishing of consulting services by the Representative to the Company.

    (xxxi) Except and only to the extent described in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company. Except as disclosed in the Prospectus, all rights so described or disclosed have been waived or have not been triggered with respect to the transactions contemplated by this Agreement, the Consulting Agreement and the Representative's Warrant Agreement (including the warrants issuable thereunder).

    (xxxii) The Company has not entered into any employment agreements with its executive officers, except as disclosed in the Prospectus.

    (xxxiii) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Registered Securities pursuant to the Prospectus and the Registration Statement, the issuance of the Underwriter's Warrants, the performance of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, the Option Securities and the Underwriter's Securities, except such as have been or may be obtained under the Act, otherwise or may be required under state securities or blue sky laws in connection with the Underwriter's purchase and distribution of the Securities, the Option Securities, the Representative's Securities and the Underwriter's Warrants to be sold by the Company hereunder or may be required by the Rules of the National Association of Securities Dealer, Inc. ("NASD").


                                       8




    (xxxiv) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

    (xxxv) Within the past five (5) years, none of the Company's independent public accountants has brought to the attention of the Company's management any "material weakness" as defined in the Statement of Auditing Standard No. 60 in any of the Company's internal controls.

4.    Covenants of the Company. The Company covenants and agrees with  you that:

    (a) It will cooperate in all respects in making the Prospectus effective and will not at any time, whether before or after the effective date, file any amendment to or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected or which is not in material compliance with the Act and the Rules and Regulations or applicable state law.

    As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission or any state securities department, when the Registration Statement becomes effective if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule
430A, of the effectiveness of any posteffective amendment to the Registration Statement or Prospectus, or the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission or any state securities department for amendment of the Prospectus or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance of any stop order suspending the effectiveness of the Prospectus or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Common Stock of the Company, or of the suspension of the qualification of the Securities, the Option Securities or the Representatives Securities for offering in any jurisdiction, or of the institution of any proceedings for any such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

The Company has caused to be delivered to you copies of such Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by law. The Company authorizes you and the dealers to use the Prospectus and such copies of the Prospectus in connection with the sale of the Securities, the Option Securities and the Representative's Securities for such period as in the opinion of your counsel and our counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. The Company will prepare and file with the states, promptly upon your request, any such amendments or supplements to the Prospectus, and take any other action, as, in the opinion of your counsel, may be necessary or advisable in connection with the initial sale of the Securities, the Option Securities and the Underwriter's Securities and will use its best efforts to cause the same to become effective as promptly as possible.

    The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to rule 424(b)(1) or pursuant to Rule 424(b)(3) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement, and (ii) the fifth business day after the effective date of the Registration Statement.


                                       9




    In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with the initial sale of the Securities, the Option Securities and the Representative's Securities of any event of which the Company has knowledge and which materially affects the Company, or the securities thereof, and which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required under the Act to be delivered, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or any other law, the Company will forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The preparation and furnishing of any such amendment or supplement to the Prospectus or supplement to be attached to the Prospectus shall be without expense to you.

    The Company will to the best of its ability comply with the Act, the Exchange Act and applicable state securities laws so as to permit the initial offer and sales of the Securities, the Option Securities and the Representatives Securities under the Act, the Rules and Regulations, and applicable state securities laws.

    (b) It will cooperate to qualify the Securities and the Option Securities and the Representative's Securities for initial sale under the securities laws of such jurisdictions as you may designate and will make such applications and furnish such information as may be required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long as the Underwriter may reasonably request.

    (c) So long as any of the Securities, the Option Securities or the Representative's Securities remain outstanding in the hands of the public, the Company, at its expense, will annually furnish to its shareholders a report of its operations to include financial statements audited by independent public accountants, and will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of operations, shareholders' equity, and changes in cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants.

    (d) It will deliver to you at or before the Initial Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, whether or not incorporated by reference. The Company will deliver to you, from time to time until the effective date of the Prospectus, as many copies of the Prospectus as you may reasonably request. The Company will deliver to you on the effective date of the Prospectus and thereafter for so long as a Prospectus is required to be delivered under the Act and the Rules and Regulations as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request.

    (e) The Company will apply the net proceeds from the sale of the Securities and the Option Securities substantially in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the proceeds shall be used, directly or indirectly, to acquire any securities issued by the Company, without the prior written consent of the Underwriter.

    (f) As soon as it is practicable,  but in any event not later than the first
(lst) day of the fifteenth (15th) full calendar month following the effective date of the Registration Statement, the Company will make available to its security holders and the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.


                                       10





    (g) Non-Accountable Expense Allowance. The Company shall pay to the Representative at each closing date, and to be deducted from the purchase price for the Securities and the Option Securities, an amount equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Securities and the Option Securities at such closing date less in the case of the Initial Closing Date, the sum of $_________ previously paid by the Company. If the sale of the Securities by the Underwriter is not consummated for any reason not attributable to the Underwriter, or if (i) the Company withdraws the Registration Statement from the Commission or does not proceed with the public offering, or (ii) the representations in Section 3 hereof are not correct or the covenants cannot be complied with, or (iii) there has been a materially adverse change in the condition, prospects or obligations of the Company or a materially adverse change in stock market conditions from current conditions, all as determined by the Underwriter, then the Company shall reimburse the Underwriter for its out of pocket expenses including without limitation, its legal fees and disbursements all on an accountable basis . If any excess remains from the $50,000 previously paid , such excess will be returned to the Company.

         If however, in the event of the sale or merger of the Company, or any significant subsidiary or significant assets of the Company or substitution of Underwriter's or the Representative (the "Transaction") after such date as the Company has filed a Registration Statement with the Securities and Exchange Commission the Company shall reimburse the Representative for its fees and expenses in accordance with the preceding paragraph. Such amount will be paid on the date of closing the Transaction.

    Costs and Expenses. Subject to the provisions of Section 4(g) the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement and Prospectus (including the fee of the Commission, any securities exchange and the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby); all expenses, including fees of counsel, which shall be due and payable on the Closing Date in connection with the qualification of the Securities under the state securities or blue sky laws; the cost of furnishing to you copies of the Prospectus, this Agreement, the cost of printing the certificates representing the Securities and of preparing and photocopying the Underwriting Agreement and related Underwriting documents, the cost of four (4) underwriter's bound volumes, any advertising costs and expenses, including but not limited to the Company's expenses on "road show" information meetings and presentations, prospectus memorabilia, issue and transfer taxes, if any. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus of or any supplement to be attached to the Prospectus.



    (h) The Company shall not, without the Representative's prior written consent which shall not be unreasonably withheld, sell or offer to sell any shares of Common Stock for thirteen (13) months after the effective date including other equity securities or warrants or options to purchase any shares of Common Stock or equity securities except (i) in connection with acquisitions,
(ii) pursuant to warrants and options outstanding immediately prior to or as a result of the Closing, or (iii) pursuant to options granted under Company's Stock Option Plan as described in the Prospectus

    (i) During a date five years after the date hereof, the Company will make available to its shareholders, as soon as practicable, and deliver to the
Representative:

         (1) as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

         (2) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

         (3) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was prepared and released by or on behalf of the Company; and

         (4) any additional information of a public nature concerning the Company (and any future subsidiaries) or its businesses which the Underwriter may request.


                                       11





    During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

    (j) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

    (k) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Final Prospectus the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may request.

    (1) Neither the Company nor any of its officers, directors, stockholders or any of its affiliates will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any of the Company's securities.

    (m) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

    (n) The Company shall cause the Securities to be listed on NASDAQ for a period of five (5) years from the date hereof, and use its best efforts to maintain the listing of the Securities to the extent they are outstanding.

    (o) As soon as practicable, (i) before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and (ii) but in no event more than 30 days from the effective date of the Registration Statement, take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and/or Moody's OTC Manual and to continue such inclusion for a period of not less than five years if the securities are not listed on the AMEX or equivalent exchange.

     (p) Until the completion of the distribution of the Securities, the Company shall not without the prior written consent of the Underwriter and its counsel which consent shall not be unreasonably withheld or delayed, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in 'the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

    (q) Commencing one year from the effective date of the registration statement, the Company agrees to pay the Representative a 5% solicitation fee for the exercise of the publicly-held warrants such solicitation being subject to applicable SEC and NASD Rules.

    5. Conditions of the Underwriter's Obligations. The obligation of the Underwriters to offer and sell the Securities and the Option Securities is subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company to the performance by it of its agreement and obligations hereunder and to the following additional conditions:

    (a) The Registration Statement shall have become effective as and when cleared by the Commission, and you shall have received notice thereof, on or prior to any closing date no stop order suspending the effectiveness of the Prospectus shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter; and qualification, under the securities laws of such states as you may


                                       12




designate, of the issue and sale of the Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to you shall have been secured, and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

    (b) On any closing date and, with respect to the letter referred to in subparagraph (iii), as of the date hereof, you shall have received:

    (i) the opinion, together with such number of signed or photostatic copies of such opinion as you may reasonably request, addressed to you by Duffy & Sweeney, Esqs, counsel for the Company, and in form and substance reasonably satisfactory to the Representative and William M. Prifti, Esq., counsel to the Representative, dated each such closing date, to the effect that:

    (A) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power and authority to carry on its business as described in the Prospectus.

    (B) The Company is qualified to do business in each jurisdiction in which conducting its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets.

    (C) The Company has the full corporate power and authority to enter into this Agreement, the Representative's Warrant Agreement and the Consulting Agreement and to consummate the transactions provided for therein and each such Agreement has been duly and validly authorized, executed and delivered by the Company. Each of this Agreement, the Consulting Agreement and the Representative's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors and to general equitable principles, and provided that no opinion need be given as to the enforceability of any indemnification or contribution provisions, and none of the Company's execution or delivery of this Agreement, the Consulting Agreement or the Representative's Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, (B) to the knowledge of such counsel, any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound, or (C) to the knowledge of such counsel, any statute, judgment, decree, order, rule or regulation applicable to the Company, whether domestic or foreign.

    (D) The Company had authorized and outstanding capital stock as set forth in the Prospectus under the heading "Capitalization" as of the date set forth therein, and all of such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and nonassessable, and to the knowledge of such counsel no stockholder of the Company is entitled to any preemptive rights to subscribe for, or purchase shares of the capital stock and to the knowledge of such counsel none of such securities were issued in violation of the preemptive rights of any holders of any securities of the Company.

    (E) To the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representative's Warrant Agreement, and except as described in the Prospectus. The Common Stock, the Warrants and the Representative's Warrants each conforms in all material respects to the respective


                                       13




descriptions thereof contained in the Prospectus. The outstanding shares of Common Stock and the Warrants the Warrant Stock and the Representative's Warrant Stock will have been upon payment and delivery, in the manner described herein, the Warrant Agreement and the Representative Agreement, as the case may be, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws, other governing documents or any agreement or other instrument known to such counsel to which the Company is a party or by which it is bound.

    (F) The certificates representing the Securities are in due and proper form and each of the Warrant Stock and the Representative's Warrant Stock has been duly authorized and reserved for issuance and when issued and delivered in accordance with the respective terms of the Warrant Agreement and Representative's Warrant Agreement, respectively, will duly and validly issued, fully paid and nonassessable.

    (G) To the knowledge of such counsel, there are no claims, suits or other legal proceedings pending or threatened against the Company in any court or before or by any governmental body which might materially affect the business of the Company or the financial condition of the Company as a whole, except as set forth in or contemplated by the Prospectus.

    (H) Based on oral and/or written advice from the staff of the Commission, the Registration Statement has become effective and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Prospectus is in effect and no proceedings for that purpose are pending before, or threatened by, federal or by a state securities administrator.

    (I) To the knowledge of such counsel, there are no legal or governmental proceedings, actions, arbitrations, investigations, inquiries or the like pending or threatened against the Company of a character required to be disclosed in the Prospectus which have not been so disclosed, questions the validity of the capital stock of the Company or this Agreement or the Representative's Warrant Agreement or might adversely affect the condition, financial or otherwise, or the prospects of the Company or which could adversely affect the Company's ability to perform any of its obligations under this Agreement, the Representative's Warrant Agreement or the Consulting Agreement.

    (J) To such counsel's knowledge, there are no material agreements, contracts or other documents known to such counsel required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto, and to such counsel's knowledge (A) the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2.

    (K) No consent, approval, order or authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company, or its properties (other than registration under the Act or qualification under state or foreign securities law or approval by the NASD) is required for the valid authorization, issuance, sale and delivery of the Securities, the Option Securities or the Representative's Warrant.

    (L) The statements in the Prospectus under "Risk Factors-Control by Existing Stockholders," "Management-Limitation of Liability" "Description of the Securities," and "Shares Eligible For Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

    In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Representative's Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and


                                       14




related matters were discussed, and although they have not certified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement, when such documents became effective or were filed with the Commission (other than the financial statements including the notes thereto and supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Prospectus and any amendment or supplement thereto (other than the financial statements including the notes thereto and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    Such opinion shall also cover such other matters incident to the transactions contemplated hereby and the offering Prospectus as you or counsel to the Representative shall reasonably request. In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact of which the maker of such certificate has knowledge.

    (ii) a certificate, signed by the Chief Executive Officer and the Principal Financial or Accounting Officer of the Company dated the Closing Date, to the effect that with regard to the Company, each of the conditions set forth in
Section 5(d) have been satisfied.

    (iii) a letter, addressed to the Representative and in form and substance satisfactory to the Representative in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (D) below), from KMPG Peat Marwick LLP, dated, respectively, as of the effective date of the Registration Statement and as of the Closing Date, as the case may be:

    (A) Confirming that they are independent public accountants with respect to the Company and its consolidated subsidiaries, if any, within the meaning of the Act and the applicable published Rules and Regulations.

    (B) Stating that, in their opinion, the financial statements, related notes and schedules of the Company and its consolidated subsidiaries, if any, included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder.

    (C) Stating that, with respect to the period from September 29, 1996, to a specified date (the specified date") not earlier than five (5) business days prior to the date of such letter, they have read the minutes of meetings of the stockholders and board of directors (and various committees thereof) of the Company and its consolidated subsidiaries, if any, for the period from September 29, 1996 through the specified date, and made inquiries of officers of the Company and its consolidated subsidiaries, if any, responsible for financial and accounting matters and, especially as to whether there was any decrease in sales, income before extraordinary items or net income as compared with the corresponding period in the preceding year; or any change in the capital stock of the Company or any change in the longterm debt or any increase in the short-term bank borrowings or any decrease in net current assets or net assets of the Company or of any of its consolidated subsidiaries, if any, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that during the period from September 29, 1996, through the specified date there were any decreases as compared with the corresponding period in the preceding year in sales, income before extraordinary items or net income; or any change in the capital stock of the Company or consolidated subsidiary, if any, or any change in the longterm debt or any increase in the short-term bank borrowings (other than any increase in short-term bank borrowings in the ordinary course of business) of the Company or any


                                       15





consolidated subsidiary, if any, or any decrease in the net current assets or net assets of the Company or any consolidated subsidiary, if any; and

    (D)  Stating  that  they  have  carried  out  certain  specified  procedures
(specifically set forth in such letter or letters) as specified by the Underwriter (after consultations with KMPG Peat Marwick LLP, relating to such procedures), not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriter and such financial data not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained from the general accounting records of the Company or consolidated subsidiaries, if any, or from such accounting records by analysis or computation, and having compared such financial data with the accounting records of the Company or the consolidated subsidiaries, if any, stating that they have found such financial data to agree with the accounting records of the Company.

    (c) All corporate proceedings and other legal matters relating to this Agreement, the Prospectus and other related matters shall be satisfactory to or approved by counsel to the Underwriter and you shall have received from Duffy & Sweeney, Esqs. a signed opinion dated as of each closing date, with respect to the incorporation of the Company, the validity of the Securities, the form of the Prospectus, (other than the financial statements together with related notes and other financial and statistical data contained in the Prospectus or omitted therefrom, as to which such counsel need express no opinion), the execution of this Agreement and other related matters as you may reasonably require.

     (d) At each closing date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such closing date; (ii) the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, in order to make the statements therein not misleading; (iii) there shall have been since the respective dates as of which information is given no material adverse change in the business, properties or condition (financial or otherwise), results of operations, capital stock, longterm debt or general affairs of the Company from that set forth in the Prospectus, except changes which the Prospectus indicates might occur after the effective date of the Prospectus, and the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus and which would be required to be set forth in the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Company or any subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

       (e) On the Initial Closing Date, the Company shall have executed and delivered to the Underwriter, (i) the Representatives' Warrant Agreement substantially in the form filed as an Exhibit to the Registration Statement in final form and substance satisfactory to the Underwriter, and (ii) the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.

      (f) On or before the Initial Closing Date, the Securities shall have been duly approved for listing on NASDAQ.

      (g) On or before the Initial Closing Date, there shall have been delivered to the Representative all of the Lock-up Agreements required to be delivered pursuant to Section 3(a)(xxv) and 4(h), in FORM and substance satisfactory to the Representative and Representative's counsel.

      (h) On or before the Initial Closing Date, the Company shall have (i) executed and delivered to the Underwriter the Consulting Agreement, in the form filed as an Exhibit to the Registration Statement and (ii) paid the Underwriter the full retainer pursuant to the Consulting Agreement.


                                       16




    If any condition to the Representative's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

6. Conditions of the Company's Obligations. The obligation of the Company to sell and deliver the Securities is subject to the following:

      (a)     The  provisions  regarding  the  effective  date,  as described in
              Section 10.

      (b) At the Initial Closing Date, no stop order suspending the effectiveness of the Prospectus shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission or by any state securities department.

      (c) Tender of payment by the Representative in accord with Section 2 hereof.

7. Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and its employees and each person, if any, who controls you within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for any purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which each Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission made in the Prospectus, or such amendment or supplement to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which is in reliance upon and in conformity with written information furnished by the Company to you specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this subsection (a) shall not inure to the benefit of you with respect to any person asserting any such loss, claim, damage or liability who has purchased the Securities which are the subject thereof if you or any participants failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person and except that, with respect to any untrue statement or omission or any alleged untrue statement or omission, made in any Pre-Effective Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter ( or to any person controlling any such underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in a later Pre-Effective Prospectus or in the Final Prospectus unless the Underwriter circulated a later Pre-Effective Prospectus or the Final Prospectus to such person

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have.


                                       17




       (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is you or a person who controls you, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both you or such controlling person and the indemnifying party and you or such controlling person shall have been advised by such counsel that there is a conflict of interest which would prevent counsel for the indemnifying party from representing the indemnifying party and you or such controlling person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of you or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction or which are consolidated into the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you and all such controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

    8. Contribution. In order to provide for just and equitable contribution tinder the Act in any case in which (i) the indemnifying party makes a claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriters, then the Company and the Underwriters in the aggregate shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees) in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities times the difference between the public offering price and the commission to the Underwriter and dividing the product thereof by the public offering price, and the Company, if applicable, shall be responsible for that portion of such losses, claims, damages or liabilities times the commission to the Underwriters and dividing the product thereof by the public offering price; provided, however, that the Underwriters shall not be required to so contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. No person guilty of a fraudulent misrepresentation (within the meaning of Section 12(2) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under
Section 12 of the Act other than the Company and the Underwriter. As used in this paragraph, the term "Underwriters" includes any person who controls the Underwriters within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, to the full extent permitted by law.


                                       18




    9. Effective Date. This Agreement shall become effective at 11:00 a.m. New York time on the next full business day following the effective date of the Registration Statement, or at such other time after the effective date of the Prospectus as you in your discretion shall first commence the public offering of any of the Securities covered thereby, provided, however, that at all times the provisions of Sections 7, 8, 9 and 11 shall be effective.

     10.  Termination.

          (a) This Agreement, may be terminated at any time prior to the Closing Date by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the sale of the Securities agreed to be sold hereunder by reason of (i) the
              Company as a whole having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities of the Company having been suspended by a state securities administrator or by the Commission, (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof) or trading on the New York Stock Exchange, American Stock Exchange, or in the over-the-counter market shall have been suspended, (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak or escalation of hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed likely by you to have a material impact on the business, financial condition or financial statements of the Company; or (vii) any material adverse change having occurred, since the respective dates as of which information is given in the Prospectus, in the condition, financial or otherwise, of the Company as a whole, whether or not arising in the ordinary course of business, (viii) Thomas W. DeJordy ceases to be employed by the Company in his present capacity; (ix) the Securities are not listed on an exchange or on NASDAQ.


             (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

    11. Representations, Warrants and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company (or its officers) and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Representative, the Company, or any of their officers or directors and will survive delivery of and payment for the Securities.

    12. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, delivered or telephoned and confirmed to you at Schneider Securities, Inc., 1120 Lincoln Street Denver, Colorado 80203 Attn: Thomas. Schneider, Chairman; to the Company at 216 Wegbosset Street, Providence, RI 02903, Attn: Thomas W. DeJordy .

    13. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter(s), and the Company, and their respective controlling persons, directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.


    14. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.


                                       19




    15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, without giving effect to conflict of law principles.

    16.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which together shall constitute one and the same instrument.


    If the foregoing correctly sets forth the understanding between the Company and you, as Representative of the several underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.



                                              Very truly yours,
                                              Cafe La France, Inc.



                                              By:
                                              ----------------------------------
                                                 (Authorized Officer)
                                                 Thomas W. DeJordy, President



Accepted as of the date first above written:

SCHNEIDER SECURITIES, INC.


By:
   ---------------------------------------
           (Authorized Officer)
        Thomas Schneider, Chairman


                                       20








                                                                      SCHEDULE I

                                  UNDERWRITERS


Underwriter                            Common Stock
                                       and
                                       Redeemable Warrant



Schneider Securities, Inc.             1,150,000



TOTAL                                  1,150,000
-----



                                       21




                                                                       EXHIBIT B

    A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. YOUR EXECUTION HEREOF WELL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.



                              CAFE LA FRANCE, INC.

                           SELECTED DEALERS AGREEMENT
                           --------------------------


                                                                          , 199_

Dear Sirs:

    1. Schneider Securities, Inc. named as the Underwriter or Representative ("Underwriter" "Representative") in the enclosed preliminary Prospectus, proposes to offer on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,150,000 shares of common stock and 1,150,000 redeemable warrant at $ 4.25 per share and $0.10 per Redeemable Warrant ("Securities") of the above Company. The Securities are more particularly described in the enclosed preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request. Copies of the definitive Prospectus will be supplied after the effective date of the Registration Statement.

    2. The Underwriter is soliciting offers to buy, upon the terms and conditions hereof, a part of the Securities from Selected Dealers, including you who are to act as principal and who are (i) registered with the Securities and Exchange Commission ("Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended ("1934 Act"), and members in good standing with the National Association of Securities Dealers, Inc. ("NASD"), or (ii) dealers or institutions with their principal place of business located outside the United States, its territories and possessions who are not eligible for membership in the NASD and who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's Interpretation with Respect to FreeRiding and Withholding and with Sections 2898, 2740, 2750, to the extent applicable to foreign nonmember brokers or dealers, and Section 2750 of the NASD's Rules of Fair Practice. The Securities are to be offered at a public price of $ 4.25 per share and $0.10 per redeemable warrant. Selected Dealers will be allowed a concession of not less than $ .21 per share and $ .005 per Redeemable Warrant, except as provided below. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. You may reallow not in excess of $ .11 per share and $.0005 per Redeemable Warrants to dealers who meet the requirements set forth in this Section 2. This offer is solicited subject to the issuance and delivery of the Securities and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as herein set forth.

3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you and any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Securities has become effective with the Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of Securities set forth in your offer on the basis set forth in paragraph 2 above. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. We may also make available to you an allotment to purchase Securities, but such allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of Securities assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing..

    4. You agree that in reoffering said Securities, if your offer is accepted after the effective date, you will make a bona fide public distribution of same. You will advise us upon request of Securities purchased by you remaining unsold and we shall have the right to repurchase such Securities upon demand at the public offering price without paying the concession with respect to any Securities so repurchased. Any of the Securities purchased by you pursuant to this Agreement are to be subject to the terms hereof. Securities shall not be offered or sold by you below the public offering price before the termination of this Agreement.

    5. Payment for Securities which you purchase hereunder shall be made by you on or before five (5) business days after the date of each confirmation by certified or bank cashier's check payable to the Underwriter. Certificates for the Securities shall be delivered as soon as practicable after delivery instructions are received by the Underwriter.

    6. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Securities. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Securities. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

    7. You will be informed by us as to the states in which we have been advised by counsel that the Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Securities in any state. You agree not to sell Securities in any other state or jurisdiction and to not sell Securities in any state or jurisdiction unless you are qualified or licensed to sell securities in such state or jurisdiction.

    8. The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

    9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Securities; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

    10. You represent that you are a member in good standing of the NASD and registered as a broker-dealer with the Commission, or that you are a foreign broker-dealer not eligible for membership under the Bylaws of the NASD who agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with Respect to FreeRiding and Withholding and with Sections 2878, 2740, 2750 to the extent applicable to foreign nonmember brokers and dealers, and Section 2750 of the NASD's Rules of Fair Practice. Your attention is called to and you agree to comply with the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD including Section 2740 and the


                                       2





interpretation with respect to "Free-Riding and Withholding;" (b) Section 10(b) of the 1934 Act and Rules 10b-6, 10b-10 of the general rules and regulations promulgated under the 1934 Act; and (c) Rule 15c2-8 of the general rules and regulations promulgated under the 1934 Act requiring the distribution of a preliminary Prospectus to all persons reasonably expected to be purchasers of the Securities from you at least 48 hours prior to the time you expect to mail confirmations. You, as a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited laws and rules and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities.

    11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Securities in the open market or otherwise make a market in the Securities or otherwise attempt to induce others to purchase the Securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

    12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions. If the Underwriter contracts for or purchases in the open market in connection with such stabilization any Securities sold to you hereunder and not effectively placed by you, the Underwriter may charge you the Selected Dealer's concession originally allowed you on the Securities so purchased and you agree to pay such amount to us on demand.

    13. By submitting an Offer to Purchase you confirm that you may, in accordance with Rule 15c-1 adopted under the 1934 Act, agree to purchase the number of Securities you may become obligated to purchase under the provisions of this Agreement.

    14. All communications from you should be directed to us at 2 Charles Street, Providence, R.I. 02904, Attn: Pasquale Ruggieri (1-800-709-4040) and (fax 401-274-8942). All communications from us to you shall be directed to the address to which this letter is mailed.

Very truly yours,

SCHNEIDER SECURITIES, INC.



By
------------------------------
    (Authorized Officer)



                                       3





                                OFFER TO PURCHASE

    The undersigned does hereby offer to purchase (subject to the right to revoke as set forth in paragraph 3)
_________________ * Securities in accordance with the terms and conditions set forth above. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to such Securities. We further state that in purchasing such Securities we have relied upon such Prospectus and upon no other statement whatsoever, written or oral.


------------------------------


By
------------------------------
     (Authorized Officer)



*If a number appears here which does not correspond with what you wish to offer to purchase, you may change the number by crossing out the number, inserting a different number and initializing the change.



                                       4